Exhibit 99.1

 WELCOME SHAREHOLDERS  2020 ANNUAL MEETING

MEETING AGENDA

Call to order by Chairman Mike Pugh
Appointment of inspectors and establish quorum

Report of Proxy Committee- Aaron Green

Polls closed

Recognize Bank Directors and Management
- F&M Corporate Board
- F&M Executive Team
- Harrisonburg/Rockingham Community Board
- Augusta Community Board
- F&M Mortgage Board
- F&M Agriculture Board

Approval of unapproved minutes

Report of CFO – Carrie Comer

Report of the President & CEO – Mark Hanna

Questions or Comments from Shareholders

Election of Directors
John N. Crist term ends 2023
Daniel E. Harshman term ends 2023
Dean W. Withers term ends 2023
Anne E. Keeler term ends 2021

Unfinished Business

New Business
Election of Directors (Aaron Green)
Announce ratification of appointment of Yount, Hyde & Barbour PC (Aaron Green)
Announce approval of named Executive Officers' executive compensation (Aaron Green)
Announce approval of F&M Bank Corp 2020 Stock Incentive Plan (Aaron Green)

Adjournment by Chairman Mike Pugh



F&M Bank Corp.

   Michael W. Pugh has served as Chairman of the Board of the Bank & Company since December 2018. President of Old Dominion Realty, Inc. and Vice President of Colonial Appraisal Service, Inc., he has been the President of Old Dominion Realty, Inc. for 43 years. Mr. Pugh was issued a Virginia Certified General Appraisal license in 1992, a Virginia real estate broker’s license in 1976 and a West Virginia real estate broker’s license in 1982. He has completed numerous classes and certifications related to the real estate field. He has served as a director in the following entities: Bankers Title Shenandoah, F&M Mortgage, Valley Southern Title, Old Dominion Realty, Inc., Colonial Appraisal Service, Inc. and Sunnyside Retirement Communities. Mr. Pugh’s skills and experience relating to real estate sales, development and appraisals benefit the Company in evaluating real estate investments and collateral values for real estate loans.  CHAIRMAN OF THE BOARD

 (Pictured left to right)Larry Caplinger (Secretary of the Board), Peter Wray, John Crist, Richard Myers, Ronald Wampler, Mark Hanna, Michael Pugh (Chairman), Anne Keeler, Christopher Runion, Ray Burkholder, Dean Withers (Vice Chair), Daniel Harshman  BOARD OF DIRECTORS

 EXECUTIVE TEAM

 COMMUNITY BOARD AUGUSTA COUNTY

 COMMUNITY BOARD HARRISONBURG/ROCKINGHAM

 COMMUNITY BOARD AG & RURAL PROGRAMS

 COMMUNITY BOARD F&M MORTGAGE

     FINANCIAL RECAP     2019  2018  ROA    0.57%  1.15%  ROE    4.93%  9.67%  NIM  4.33%  4.65%  NPA   0.89%  1.62%  ALLL   1.39%  0.82%  Net Charge-Offs / % of Loans  $4,255,000 / 0.71%  $3,735,000 / 0.58%  Provision    $7,405,000  $2,930,000  Loan/Deposit   94%  108%  Fed Funds  $66,559,000  -

   NON-PERFORMING ASSETSAS A % OF TOTAL ASSETS

   DELINQUENCY % AS A % OF TOTAL LOANS

   ALLL AS A % OF TOTAL LOANS

   LOANS HELD FOR INVESTMENT  1-4 family comprises the largest concentration at 29%Total Construction and Development exposure is 12% of the portfolioOwner-occupied CRE loans represent 12%; Non-Owner occupied CRE loans represent 10%Renewed focus on Agriculture (4 of top 5 Virginia Agriculture counties in our footprint)  Mix: $619.1 million at 3/31/20  Commentary

   TOTAL DEPOSITS($MILLIONS)

   DEPOSIT COMPOSITION  Total Deposits of $679 million have increased $82 million or 13.7% since 2018-year endNon-Interest-Bearing Deposits have increased $25.3 million or 15.8% since 2018 year endThe Deposit mix is desirable, with a deposit cost of 88 basis points at 3/31/20F&M Bank is the deposit market share leader in the Harrisonburg / Rockingham MSA  Commentary  Deposit Composition  Deposit Mix

   COVID-19 LOAN PORTFOLIO IMPACT  Paycheck Protection Program (PPP) as of 4/29/2020  Loan Type  Loan Balance  # Loans  Avg Mo Extended  Dealer Finance  $7,034,055  534  1.7  Consumer  $459,541  52  1.4  Commercial Non-RE  $1,869,299  27  2.1  Commercial RE  $51,880,020  58  2.3  Consumer 1-4 Family  $11,652,766  62  1.8  Total  $72,895,684  733    Loan Deferrals as of 4/29/2020  618 Loans approved for $60 million   Fee Income: $2,291,425  575 Loans authorized through SBA    395 Loans funded for $41 million

COVID-19 EXPOSURE

Distributed across numerous areas

	3/31/20	-
COLLATERAL	BALANCE	% Loans
construction - non-owner SFR	5,980,011.34	1.0%
construction - office	946,263.92	0.2%
construction-other owner occupied	12,170,221.34	2.0%
construction - industrial/warehouse	2,051,591.82	0.3%
construction - assisted living	8,259,674.75	1.4%
construction - hotel/motel	1,300,000.00	0.2%
development	9,886,238.62	1.6%
construction - poultry farm	2,744,908.30	0.5%
farmland - residential	2,239,010.11	0.4%
commercial owner occ other	5,039,723.41	0.8%
commercial non-owner occ other	398,701.37	0.1%
poultry farm	12,501,158.44	2.1%
raw farmland	11,951,522.47	2.0%
multifamily	5,295,207.94	0.9%
commercial owner occ church	6,198,523.13	1.0%
commercial owner occ other		
campgrounds	5,317,014.73	0.9%
restaurant	5,394,509.66	0.9%
school	4,270,845.73	0.7%
auto service	2,607,520.54	0.4%

	3/31/20	-
COLLATERAL	BALANCE	% Loans
car sales lot	2,015,613.00	0.3%
vineyard	1,985,618.99	0.3%
golf course	1,485,515.00	0.2%
funeral home	1,164,168.90	0.2%
printing	1,004,009.89	0.2%
farm equipment sales	1,021,647.52	0.2%
event facility	855,401.25	0.1%
day care	889,369.43	0.1%
racetrack	860,498.23	0.1%
equipment repair	813,490.81	0.1%
hair salon	577,964.87	0.1%
auto sales & service	396,132.80	0.1%
emergency services	367,879.09	0.1%
other	3,379,893.24	0.6%
commercial nonowner occ office	9,744,768.98	1.6%
commercial hotel / motel	13,847,647.21	2.3%
commercial nonowner occ ind/warehouse	2,864,360.68	0.5%
commercial assisted living	2,672,459.04	0.4%
commercial nonowner occ retail	22,648,512.01	3.7%
commercial nonowner occ other	10,361,222.30	1.7%

F&M Bank Corp.